THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS **THIRD AMENDMENT** to Loan and Security Agreement (this "**Amendment**") is entered into this 16th day of October, 2013, by and among SILICON VALLEY BANK ("Bank"), INTELLICHECK MOBILISA, INC., a Delaware corporation, MOBILISA, INC., a Washington corporation and POSITIVE ACCESS CORPORATION, a Delaware corporation (each a "**Borrower**" and collectively, "**Borrowers**").

RECITALS

A. Bank and Borrowers have entered into that certain Loan and Security Agreement dated as of August 17, 2011 (as amended by that certain First Amendment to Loan and Security Agreement dated as of August 17th, 2013 and that certain Second Amendment to Loan and Security Agreement dated as of September __, 2013, as the same may from time to time be further amended, modified, supplemented or restated, the "**Loan Agreement**").

B. Bank has extended credit to Borrowers for the purposes permitted in the Loan Agreement.

C. Borrowers have requested that Bank amend the Loan Agreement to (i) extend the maturity date and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. **Definitions**. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. **Amendment to Loan Agreement.**

2.1 Section 2.4 (Fees). Section 2.4(c) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

"(c) Unused Revolving Line Facility Fee. A fee (the "**Unused Revolving Line Facility Fee**"), payable monthly, in arrears, on a calendar year basis, in an amount equal to one quarter of one percent

(0.25%) per annum of the average unused portion of the Revolving Line, as determined by Bank. The unused portion of the Revolving Line, for purposes of this calculation, shall equal the difference between (x) the Revolving Line amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balance of the Revolving Line outstanding. Borrowers shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement or the suspension or termination of Bank's obligation to make loans and advances hereunder;"

2.2 **Section 2.1.2 (Letters of Credit Sublimit).** Section 2.1.2 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

"**2.1.2 Intentionally Omitted.**"

2.3 **Section 2.1.3 (Foreign Exchange Sublimit).** Section 2.1.3 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

"**2.1.3 Intentionally Omitted.**"

2.4 **Section 2.1.4 (Cash Management Services Sublimit).** Section 2.1.4 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

"**2.1.4 Intentionally Omitted.**"

2.5 **Section 2.2 (Overadvances).** Section 2.2 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

"**2.2 Overadvances.** If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrowers shall immediately pay to Bank in cash the amount of such excess (such excess, the "**Overadvance**"). Without limiting Borrowers' obligation to repay Bank any Overadvance, Borrowers agree to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate."

2.6 **Section 3.4 (Procedures for Borrowing).** Section 3.4 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

"**3.4 Procedures for Borrowing.** Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrowers shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Advance. Together with such notification, Borrowers must promptly deliver to Bank by electronic mail or facsimile a completed Transaction Report executed

by a Responsible Officer or his or her designee. Bank shall credit Advances to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee."

2.7 **Section 4.1 (Grant of Security Interest).** The following two paragraphs hereby are added to the end of Section 4.1 of the Loan Agreement as follows:

"Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank's Lien in this Agreement).

If this Agreement is terminated, Bank's Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank's obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment consistent with Bank's then current practice for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its business judgment), to secure all of the Obligations relating to such Letters of Credit."

2.8 **Section 6.9 (Tangible Net Worth).** Section 6.9 of the Agreement hereby is amended and restated in its entirety to read as follows:

"6.9 **Tangible Net Worth.** Maintain at all times, to be tested as of the last day of each month, on consolidated basis with respect

to Borrowers, a Tangible Net Worth of at least negative Eight Hundred Thousand Dollars (-$800,000), increasing (i) immediately by fifty percent (50%) of any Subordinated Debt or New Equity received after the Effective Date and (ii) quarterly by fifty percent (50%) of Net Income (with no reduction for Net Loss)."

2.9 **Section 12 (General Provisions).** Section 12.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

"**12.1 Termination Prior to Revolving Line Maturity Date; Survival.** All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. So long as Borrowers have satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Those obligations that are expressly specified in this Agreement as surviving this Agreement's termination shall continue to survive notwithstanding this Agreement's termination."

2.10 **Section 13 (Definitions).** The following terms and their respective definitions set forth in **Section 13.1** of the Loan Agreement hereby are amended and restated in their entireties as follows:

"**Availability Amount**" is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances; provided further that Bank reserves the right to treat direct Deferred Revenue offsets and customer deposits as contra accounts and net these against associated Accounts receivable for purposes of calculating the Availability Amount.

"**Bank Services**" are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank's various agreements related thereto (each, a "**Bank Services Agreement**").

"FX Contract" is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

"Letter of Credit" is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

"Loan Documents" are, collectively, this Agreement, the Perfection Certificate, the IP Agreements, any Bank Services Agreement, any subordination Agreement, any note, or notes or guaranties executed by any Borrower or any Guarantor, and any other present or future agreement between a Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.

"Revolving Line Maturity Date" means October 15, 2014.

2.11 **Section 13 (Definitions).** The following terms and their respective definitions set forth in **Section 13.1** of the Loan Agreement hereby are deleted in their entireties:

"Cash Management Services", "FX Business Day", "FX Reduction Amount", "Letter of Credit Application", "Letter of Credit Reserve", "Settlement Date"

2.12 Exhibit C to the Loan Agreement hereby is replaced with Exhibit C attached hereto.

2.13 Borrowers hereby agree to deliver to Bank updated insurance certificates within ten (10) days after the date hereof.

3. Limitation of Amendment.

3.1 The amendment set forth in **Section 2**, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. **Representations and Warranties.** To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

5. **Counterparts.** This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. **Effectiveness.** This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) updated

Borrowing Resolutions for each Borrower, (c) Borrowers' payment of a facility fee in an amount equal to Five Thousand Dollars ($5,000) and (c) Borrowers' payment of all Bank Expenses incurred through the date of this amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWERS:

INTELLICHECK MOBILISA, INC.

By: Bonnie Ludlow
Name: BONNIE LUDLOW
Title: SVP

MOBILISA, INC.

By:
Name: BILL WHITE
Title: CFO

POSITIVE ACCESS CORPORATION

By: NELSON LUDLOW
Name: Nelson Ludlow
Title: CEO

BANK:

SILICON VALLEY BANK

By: Mark Peters
Name: Mark Peters
Title: Director

[Signature Page to Third Amendment to Loan and Security Agreement]

WEST\243178496.1
354271-000334

EXHIBIT C

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK Date: ____________________
FROM: INTELLICHECK MOBILISA, INC. on behalf of itself and the other Borrowers

The undersigned authorized officer of INTELLICHECK MOBILISA, INC., certifies on behalf itself and the other Borrowers (as defined in the Agreement) that under the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the "Agreement"):

(1) Borrowers are in complete compliance for the period ending _____________ with all required covenants except as noted below; (2) there are no Events of Default that are continuing; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrowers, and each of their Subsidiaries, have timely filed all required tax returns and reports, and Borrowers have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrowers except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against any Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrowers have not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrowers are not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 90 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No
Transaction Report	Monthly within 30 days when on Streamline, Weekly and/or with each Advances when not on Streamline	Yes No
Annual Projections	FYE within 45 days	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if registrations, state "None")

____

____

WEST\243178496.1
354271-000334

Financial Covenant	Required	Actual	Complies
Minimum Tangible Net Worth	-$800,000*	$	Yes No
* increasing (i) immediately by fifty percent (50%) of any Subordinated Debt or New Equity received after the Effective Date and (ii) quarterly by fifty percent (50%) of Net Income (with no reduction for Net Loss).			

Streamline Trigger		Applies
Cash plus Availability Amount at least $1,250,000 at all times during prior 2 months	Prime + 1.25%	Yes No
Cash plus Availability Amount less than $1,250,000 at any time during prior 2 months	Prime + 1.75%, $1,000 collateral handling fee	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state "No exceptions to note.")

INTELLICHECK MOBILISA, INC. on behalf of itself and the other Borrowers

By: ____________________
Name: ____________________
Title: ____________________

BANK USE ONLY

Received by: ____________________
AUTHORIZED SIGNER
Date: ____________________

Verified: ____________________
AUTHORIZED SIGNER
Date: ____________________

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrowers

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ____________________

I. **Tangible Net Worth** (Section 6.9)

Required: negative Eight Hundred Thousand Dollars (-$800,000), increasing (i) immediately by fifty percent (50%) of any Subordinated Debt or New Equity received after the Effective Date and (ii) quarterly by fifty percent (50%) of Net Income (with no reduction for Net Loss).

Actual:

A.	Aggregate value of total assets of Borrowers	$________
B.	Aggregate value of intangible assets of Borrowers	$________
C.	Aggregate value of capitalized software development costs	$________
D.	Aggregate amount of Total Liabilities	$________
E.	Aggregate amount of Subordinated Debt	$________
F.	Tangible Net Worth (line A minus line B minus line C minus line D plus line E)	$________

Is line F greater than or equal to the amount required above?

_______ No, not in compliance _______ Yes, in compliance

WEST\243178496.1
354271-000334